Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Report on Form 20-F of Cazoo Group Ltd and to the incorporation by reference therein of our report dated May 14, 2021, with respect to the consolidated financial statements of Cazoo Holdings Limited and subsidiaries, included in Amendment No. 3 of the Registration Statement (Form F-4 No. 333-256152) and related Prospectus of Capri Listco dated July 22, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, United Kingdom

September 1, 2021